As filed with the Securities and Exchange Commission on June 8, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XpresSpa Group, Inc

(Exact name of registrant as specified in its charter)

Delaware	20-4988129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

780 Third Avenue, 12th Floor

New York, New York 10017

(212) 309-7549

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward Jankowski
Chief Executive Officer
XpresSpa Group, Inc.
780 Third Avenue, 12th Floor

New York, New York 10017

(212) 309-7549

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Kenneth R. Koch, Esq.
Daniel A. Bagliebter, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky
and Popeo, P.C.
666 Third Avenue
New York, NY 10017
(212) 935-3000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-Accelerated Filer ☐ (Do not check if smaller reporting company)	Smaller Reporting Company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	19,932,463	$0.39	(2)	$7,773,660.57	$967.82
Total				$7,773,660.57	$967.82

(1)	This Registration Statement registers up to (i) 125% of 7,157,259 shares (or 8,946,574 shares) of our common stock issuable upon the conversion of an aggregate principal amount of $4,438,000 of 5% Secured Convertible Notes due 2019 at a conversion price of $0.62 per share, (ii) 7,407,259 shares of our common stock issuable upon exercise of Class A Warrants at an exercise price of $0.62 per share and (ii) 3,578,630 shares of our common stock issuable upon exercise of Class B Warrants at an exercise price of $0.62 per share. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Estimated solely for purpose of calculating the registration fee according to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for a share of the Registrant’s common stock reported on The Nasdaq Stock Market LLC on June 5, 2018, which is within five business days prior to the filing of this registration statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated June 8, 2018

PROSPECTUS

XPRESSPA GROUP, INC.

19,932,463 Shares of Common Stock

This prospectus relates to the resale of up to an aggregate of 19,932,463 shares of our common stock issuable upon the conversion of certain secured convertible notes and the exercise of certain outstanding warrants. Of this total, (i) 125% of the 7,157,259 shares (or 8,946,574 shares) of our common stock are issuable upon the conversion of our 5% Secured Convertible Notes due 2019 (the “Secured Convertible Notes”) issued by XpreSpa Group, Inc. (the “Company”), (ii) 7,407,259 shares of our common stock are issuable upon exercise of Class A warrants (the “Class A Warrants”) at an exercise price of $0.62 per share and (iii) 3,578,630 shares of our common stock are issuable upon exercise of Class B warrants (the “Class B Warrants,” and together with the Class A Warrants, the “Warrants,” and together with the Secured Convertible Notes, the “Securities”) at an exercise price of $0.62 per share. The Securities were issued by XpresSpa Group, Inc. (the “Company”) to (i) accredited investors pursuant to or in connection with a securities purchase agreement, dated May 15, 2018, by and among the Company and the purchasers named therein (the “Purchase Agreement).

These shares of common stock will be resold from time to time by the entities and persons listed in the section titled “Selling Securityholders” on page 22, which we refer to as the selling securityholders. The shares of common stock offered under this prospectus by the selling securityholders will be issued upon the conversion of the Secured Convertible Notes and exercise of the Warrants. We are not selling any securities under this prospectus and we will not receive any of the proceeds from the sale of shares of our common stock by the selling securityholders. The selling securityholders will receive all of the proceeds from any sales of the shares of our common stock offered hereby. However, we will incur expenses in connection with the registration of the shares of our common stock offered hereby, including legal and accounting fees. Moreover, we will receive the exercise price upon any exercise of the Warrants, to the extent exercised on a cash basis. If the Warrants are exercised in full, we would receive gross proceeds of approximately $6.8 million. We currently intend to use such proceeds, if any, for general corporate purposes and working capital. The holder of the Warrant is not obligated to exercise the Warrant, and we cannot predict whether or when, if ever, the holder of the Warrant will choose to exercise the Warrant, in whole or in part.

The selling securityholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how a selling securityholder may sell its shares of common stock in the section titled “Plan of Distribution” on page 24.

Our common stock is quoted on The Nasdaq Capital Market, or Nasdaq, under the symbol “XSPA.” On June 7, 2018, the last reported sale price of our common stock was $0.40 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS            , 2018.

INFORMATION CONTAINED IN THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference into this prospectus. We have not, and the selling securityholders have not, authorized anyone to provide you with additional or different information. These securities are not being offered in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the documents incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of our common stock. Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this prospectus mean XpresSpa Group, Inc., together with its subsidiaries.

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PROSPECTUS SUMMARY

The following is only a summary. We urge you to read the entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information included herein or incorporated by reference from our other filings with the U.S. Securities and Exchange Commission, or SEC. Investing in our securities involves risks. Therefore, please carefully consider the information provided under the heading “Risk Factors” starting on page 3.

Overview

On January 5, 2018, we changed our name to XpresSpa Group, Inc. (“XpresSpa Group” or the “Company”) from FORM Holdings Corp. Our common stock, par value $0.01 per share, which had previously been listed under the trading symbol “FH” on the Nasdaq Capital Market, has been listed under the trading symbol “XSPA” since January 8, 2018. Rebranding to XpresSpa Group aligned our corporate strategy to build a pure-play health and wellness services company, which we commenced following our acquisition of XpresSpa Holdings, LLC (“XpresSpa”) on December 23, 2016.

XpresSpa is a well-recognized airport spa brand with 57 locations, consisting of 52 domestic and 5 international locations as of March 31, 2018. It offers travelers premium spa services, including massage, nail and skin care, as well as spa and travel products. For the three-month period ended March 31, 2018, approximately 86% of XpresSpa’s total revenue was generated by services, primarily massage and nailcare, and 14% was generated by retail products, primarily travel accessories.

In October 2017, we completed the sale of FLI Charge, Inc. (“FLI Charge”) and in March 2018, we completed the sale of Group Mobile Int’l LLC (“Group Mobile”). The results of operations for FLI Charge and Group Mobile are presented in the condensed consolidated statements of operations and comprehensive loss as consolidated net loss from discontinued operations. The carrying amounts of assets and liabilities belonging to Group Mobile are presented in the condensed consolidated balance sheets as assets held for disposal and liabilities held for disposal, respectively, as of March 31, 2018 and December 31, 2017.

We own certain patent portfolios, which we now look to monetize through sales and licensing agreements.

Recent Developments

Private Placement Offering

On May 15, 2018, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which we sold (the “Offering”) up to (i) an aggregate principal amount of $4,438,000 of Secured Convertible Notes, which includes $88,000 issued to Palladium Capital Advisors as Placement Agent, convertible into shares of our common stock at a conversion price of $0.62 per share, (ii) Class A Warrants to purchase 7,157,259 shares of our common stock at an exercise price of $0.62 per share (the “Class A Warrants”) and (iii) Class B Warrants to purchase 3,578,630 shares of our common stock at an exercise price of $0.62 per share. The Company received approximately $4,332,000 in gross proceeds from the Offering.

Convertible Notes and Warrants

The Secured Convertible Notes are our senior secured obligations and are secured by certain of our personal property, pursuant to a Security Agreement (as defined below). Unless earlier converted or redeemed, the Secured Convertible Notes will mature in November 2019. The Secured Convertible Notes bear interest at a rate of 5% per annum, subject to increase in the event of default to the lesser of 18% per annum or the maximum rate permitted under applicable law. The Secured Convertible Notes, including interest accrued thereon, are convertible at any time until a Secured Convertible Note is no longer outstanding, in whole or in part, at the option of the holders into shares of our common stock at a conversion price of $0.62 per share. The Secured Convertible Notes have a beneficial ownership limitation such that none of the Investors have the right to convert any portion of their Secured Convertible Notes if the Investor (together with its affiliates or any other persons acting together as a group with the Investor) would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of our common stock issuable upon conversion of such Secured Convertible Notes. In addition, the Secured Convertible Notes provide for a conversion cap such that we may not issue any shares of our common stock upon conversion of Secured Convertible Notes which would exceed the aggregate number of shares of our common stock we could issue upon conversion of the Secured Convertible Notes without breaching our obligations, if any, under Nasdaq rules and regulations.

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Interest on the Secured Convertible Notes is payable in arrears beginning in September 2018, on the four-month anniversary of the issuance of the Secured Convertible Notes, and is payable on each monthly anniversary thereafter, including at maturity when all amounts outstanding under the Secured Convertible Notes become due and payable (each a “Payment Date”). We may elect to pay interest in cash, shares of our common stock or a combination thereof. On each Payment Date, we must also make payments to the Investors in an amount equal to 6.67% of the initial principal amount of the outstanding Secured Convertible Notes (the “Monthly Principal Amount”). We may elect to pay the Monthly Principal Amount in shares of our common stock (or a combination of cash and shares of our common stock) (a “Principal Share Payment”), subject to certain conditions. A Principal Share Payment will be determined by dividing the Monthly Principal Amount by ninety percent (90%) of the daily volume weighted average price, or VWAP, as defined and determined under the Secured Convertible Notes, for the five (5) trading days beginning on the eighth (8th) trading day prior to the relevant Payment Date and ending on the fourth (4th) trading day preceding such Payment Date. Notwithstanding the foregoing, the Principal Share Repayment shall not be less than 20% of the conversion price of the Secured Convertible Notes on the date of issuance unless we are not then subject to Nasdaq listing rule 5635(d) or if approved by Nasdaq.

If we receive gross cash proceeds of $10,000,000 or more in connection with a closing of an offering of our securities, the Secured Convertible Notes require the Company to make an offer to the Investors to repay an Investor’s pro rata portion of the net proceeds, if such a closing occurs, of up to 100% of the Investor’s principal amount of Secured Convertible Notes and accrued but unpaid interest designated by the Investor. Beginning four months after issuance, we have the option to prepay the outstanding principal amount of Secured Convertible Notes, in whole or in part, by paying to the Investor 115% of the principal amount to be redeemed, together with accrued but unpaid interest, if any, and any other sums due, accrued or payable to the Investor under the Secured Convertible Notes.

The Class A Warrants and Class B Warrants entitle the holders to purchase 7,157,259 and 3,578,630 shares of Common Stock, respectively. The Class A Warrants are exercisable beginning six months from the date of issuance and have a term of five years. The Class B Warrants are exercisable beginning six months from the date of issuance and have a term of six months. The Class A Warrants and Class B Warrants each have an exercise price of $0.62 per share.

The terms of the each of the Secured Convertible Notes and the Warrants provide for anti-dilution protection for issuances of our common stock at a price per share less than the price equal to the conversion price or exercise price, as applicable, subject to approval by our stockholders. In the event of a “fundamental transaction” (as defined in the Warrants), the Investors will have the right to receive the value of the Warrants as determined in accordance with the Black Scholes option pricing model.

Rockmore Debt

On May 14, 2018, we and Rockmore agreed to extend the maturity date of the credit agreement and secured promissory note (the “Debt”) from May 1, 2019 to December 31, 2019. No other material terms of the Debt were modified. As consideration for the agreement to extend the maturity date of the credit agreement and secured promissory note and the consent to the Offering, we issued to Rockmore Class A Warrants exercisable for 250,000 shares of our common stock on the same terms and conditions as the Investors.

Company Information

We were incorporated in Delaware as a corporation on January 9, 2006 and completed an initial public offering in June 2010. Our principal executive offices are located at 780 Third Avenue, 12th Floor, New York, New York 10017. Our telephone number is (212) 309-7549 and our website address is www.xpresspagroup.com. We also operate the website www.xpresspa.com. References in this prospectus to our website address does not constitute incorporation by reference of the information contained on the website.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review and consider the following risk factors and in the sections entitled “Risk Factors” contained in our most recent annual report on Form 10-K, which has been filed with the SEC and is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC, and all other information contained in this prospectus and incorporated by reference into the prospectus before purchasing our securities. The risks and uncertainties described below are not the only ones facing our Company. Additional risks and uncertainties of which we are unaware, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

Risks Related to our Financial Condition and Capital Requirements

We may not be able to raise additional capital. Moreover, additional financing may have an adverse effect on the value of the equity instruments held by our stockholders.

We may choose to raise additional funds in connection with any potential acquisition of operating businesses or other assets. In addition, we may also need additional funds to respond to business opportunities and challenges, including our ongoing operating expenses, protection of our assets, development of new lines of business and enhancement of our operating infrastructure. While we may need to seek additional funding, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of our financings may be dilutive to, or otherwise adversely affect, holders of our common stock. We may also seek additional funds through arrangements with collaborators or other third parties. We may not be able to negotiate arrangements on acceptable terms, if at all. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all of our business plans. Any such financing that we undertake will likely be dilutive to our current stockholders.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

As of December 31, 2017, we had federal net operating loss carryforwards (“NOL”s) of $159,007,000 which expire 20 years from the respective tax years to which they relate. Our ability to utilize our NOLs may be limited under Section 382 of the Internal Revenue Code. The limitations apply if an ownership change, as defined by Section 382, occurs. Generally, an ownership change occurs when certain stockholders increase their aggregate ownership by more than 50 percentage points over their lowest ownership percentage in a testing period (typically three years). Additionally, United States tax laws limit the time during which these carryforwards may be utilized against future taxes. As a result, we may not be able to take full advantage of these carryforwards for federal and state tax purposes. Future changes in stock ownership may also trigger an ownership change and, consequently, a Section 382 limitation.

The recently passed comprehensive federal tax reform bill could adversely affect our business and financial condition.

On December 22, 2017, President Trump signed into law the “Tax Cuts and Jobs Act,” or TCJA, which significantly reforms the Internal Revenue Code of 1986, as amended, or the Code. The TCJA, among other things, includes changes to U.S. federal tax rates, imposes significant additional limitations on the deductibility of interest and net operating loss carryforwards, allows for the expensing of capital expenditures, and puts into effect the migration from a “worldwide” system of taxation to a territorial system. Our net deferred tax assets and liabilities will be revalued at the newly enacted U.S. corporate rate, and the impact, if any, will be recognized in our tax expense in the year of enactment. We continue to examine the impact this tax reform legislation may have on our business. The overall impact of the TCJA is uncertain and our business and financial condition could be adversely affected.

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Global economic and market conditions may adversely affect our business, financial condition and operating results.

Our business plan depends significantly on worldwide economic conditions and our success is dependent on consumer spending, which is sensitive to economic downturns, inflation and any associated rise in unemployment, decline in consumer confidence, adverse changes in exchange rates, increase in interest rates, increase in the price of oil, deflation, direct or indirect taxes or increase in consumer debt levels. As a result, economic downturns may have a material adverse impact on our business, financial condition and results of operations. Moreover, uncertainty about global economic conditions poses a risk as businesses and individuals may postpone spending in response to tighter credit, negative financial news and declines in income or asset values. This could have a negative effect on corporate and individual spending on health and wellness and travel. These factors, taken together or individually, could cause material harm to our business, financial condition and results of operations.

Risks Related to our Business Operations

XpresSpa is reliant on international and domestic airplane travel, and the time that airline passengers spend in United States airports post-security. A decrease in airline travel, a decrease in the desire of customers to buy spa services and products, or decreased time spent in airports would negatively impact XpresSpa’s operations.

XpresSpa depends upon a large number of airplane travelers with the propensity for health and wellness, and in particular spa treatments and products, spending significant time post- security clearance check points.

If the number of airline travelers decreases, if the time that these travelers spend post-security decreases, and/or if travelers ability or willingness to pay for XpresSpa’s products and services diminishes, this could have an adverse effect on XpresSpa’s growth, business activities, cash flow, financial condition and results of operations. Some reasons for these events could include:

•	terrorist activities (including cyber-attacks), pandemics and outbreaks of contagious diseases, such as the Zika or Ebola crises, impacting either domestic or international travel through airports where XpresSpa operates, causing fear of flying, flight cancellations, or an economic downturn, or any other event of a similar nature, even if not directly affecting the airline industry, may lead to a significant reduction in the number of airline passengers;

•	a decrease in business spending that impacts business travel, such as a recession;

•	a decrease in consumer spending that impacts leisure travel, such as a recession or a stock market downturn or a change in consumer lending regulations impacting available credit for leisure travel;

•	an increase in airfare prices that impacts the willingness of air travelers to fly, such as an increase in oil prices or heightened taxation from federal or other aviation authorities;

•	severe weather, ash clouds, airport closures, natural disasters, strikes or accidents (airplane or otherwise), causing travelers to decrease the amount that they fly and any of these events, or any other event of a similar nature, even if not directly affecting the airline industry, may lead to a significant reduction in the number of airline passengers;

•	scientific studies that malign the use of spa services or the products used in spa services, such as the impact of certain chemicals and procedures on health and wellness; or

•	streamlined security screening checkpoints, which could decrease the wait time at checkpoints and therefore the time air travelers budget for spending time at the airport.

Further, any disruption to, or suspension of services provided by, airlines and the travel industry as a result of financial difficulties, labor disputes, construction work, increased security, changes to regulations governing airlines, mergers and acquisitions in the airline industry and challenging economic conditions causing airlines to reduce flight schedules or increase the price of airline tickets could negatively affect the number of airline passengers.

Additionally, the threat of terrorism and governmental measures in response thereto, such as increased security measures, recent executive orders in the United States impacting entry into the United States and changing attitudes towards the environmental impacts of air travel may in each case reduce demand for air travel and, as a result, decrease airline passenger traffic at airports.

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The effect that these factors would have on our business depends on their magnitude and duration, and a reduction in airline passenger numbers will result in a decrease in our sales and may have a materially adverse impact on our business, financial condition and results of operations.

Our success will depend in part on relationships with third parties. Any adverse changes in these relationships could adversely affect our business, financial condition, or results of operations.

Our success is dependent on our ability to maintain and renew our business relationships and to establish new business relationships. There can be no assurance that our management will be able to maintain such business relationships or enter into or maintain new business contracts and other business relationships, on acceptable terms, if at all. The failure to maintain important business relationships could have a material adverse effect on our business, financial condition, or results of operations.

We rely on a limited number of distributors and suppliers for certain of our products, and events outside our control may disrupt our supply chain, which could result in an inability to perform our obligations under our concession agreements and ultimately cause us to lose our concessions.

We rely on a small number of suppliers for our products. As a result, these distributors may have increased bargaining power and we may be required to accept less favorable purchasing terms. In the event of a dispute with a supplier or distributor, the delivery of a significant amount of merchandise may be delayed or cancelled, or we may be forced to purchase merchandise from other suppliers on less favorable terms. Such events could cause turnover to fall or costs to increase, adversely affecting our business, financial condition and results of operations. In particular, we have publicized our sale of certain brands of products in our stores – our failure to sell these brands may adversely affect our business.

Further, damage or disruption to our supply chain due to any of the following could impair our ability to sell our products: adverse weather conditions or natural disaster, government action, fire, terrorism, cyber-attacks, the outbreak or escalation of armed hostilities, pandemic, industrial accidents or other occupational health and safety issues, strikes and other labor disputes, customs or import restrictions or other reasons beyond our control or the control of our suppliers and business partners. Failure to take adequate steps to mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, could adversely affect our business, financial condition and results of operations, as well as require additional resources to restore our supply chain.

XpresSpa’s operating results may fluctuate significantly due to certain factors, some of which are beyond its control.

XpresSpa’s operating results may fluctuate from period to period significantly because of several factors, including:

•	the timing and size of new unit openings, particularly the launch of new terminals;

•	passenger traffic and seasonality of air travel;

•	changes in the price and availability of supplies;

•	macroeconomic conditions, both nationally and locally;

•	changes in consumer preferences and competitive conditions;

•	expansion to new markets and new locations; and

•	increases in infrastructure costs, including those costs associated with the build-out of new concession locations and renovating existing concession locations.

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XpresSpa’s operating results may fluctuate significantly as a result of the factors discussed above. Accordingly, results for any period are not necessarily indicative of results to be expected for any other period or for any year.

XpresSpa’s expansion into new airports or off-airport locations may present increased risks due to its unfamiliarity with those areas.

XpresSpa’s growth strategy depends upon expanding into markets where it has little or no meaningful operating experience. Those locations may have demographic characteristics, consumer tastes and discretionary spending patterns that are different from those in the markets where its existing operations are located. As a result, new airport terminal and/or off-airport operations may be less successful than existing concession locations in current airport terminals. XpresSpa may find it more difficult in new markets to hire, motivate and keep qualified employees who can project its vision, passion and culture. XpresSpa may also be unfamiliar with local laws, regulations and administrative procedures, including the procurement of spa services retail licenses, in new markets which could delay the build-out of new concession locations and prevent it from achieving its target revenues on a timely basis. Operations in new markets may also have lower average revenues or enplanements than in the markets where XpresSpa currently operates. Operations in new markets may also take longer to ramp up and reach expected sales and profit levels, and may never do so, thereby negatively affecting XpresSpa’s results of operations.

XpresSpa’s growth strategy is highly dependent on its ability to successfully identify and open new XpresSpa locations.

XpresSpa’s growth strategy primarily contemplates expansion through procuring new XpresSpa locations and opening new XpresSpa stores and kiosks. Implementing this strategy depends on XpresSpa’s ability to successfully identify new store locations. XpresSpa will also need to assess and mitigate the risk of any new store locations, to open the stores on favorable terms and to successfully integrate their operations with ours. XpresSpa may not be able to successfully identify opportunities that meet these criteria, or, if it does, XpresSpa may not be able to successfully negotiate and open new stores on a timely basis. If XpresSpa is unable to identify and open new locations in accordance with its operating plan, XpresSpa’s revenue growth rate and financial performance may fall short of our expectations.

Our profitability depends on the number of airline passengers in the terminals in which we have concessions. Changes by airport authorities or airlines that lower the number of airline passengers in any of these terminals could affect our business, financial condition and results of operations.

The number of airline passengers that visit the terminals in which we have concessions is dependent in part on decisions made by airlines and airport authorities relating to flight arrivals and departures. A decrease in the number of flights and resulting decrease in airline passengers could result in fewer sales, which could lower our profitability and negatively impact our business, financial condition and results of operations. Concession agreements generally provide for a minimum annual guaranteed payment (“MAG”) payable to the airport authority or landlord regardless of the amount of sales at the concession. Currently, the majority of our concession agreements provide for a MAG that is either a fixed dollar amount or an amount that is variable based upon the number of travelers using the airport or other location, retail space used, estimated sales, past results or other metrics. If there are fewer airline passengers than expected or if there is a decline in the sales per airline passenger at these facilities, we will nonetheless be required to pay the MAG or fixed rent and our business, financial condition and results of operations may be materially adversely affected.

Furthermore, the exit of an airline from a market or the bankruptcy of an airline could reduce the number of airline passengers in a terminal or airport where we operate and have a material adverse impact on our business, financial condition and results of operations.

We may not be able to execute our growth strategy to expand and integrate new concessions or future acquisitions into our business or remodel existing concessions. Any new concessions, future acquisitions or remodeling of existing concessions may divert management resources, result in unanticipated costs, or dilute the ownership of our stockholders.

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Part of our growth strategy is to expand and remodel our existing facilities and to seek new concessions through tenders, direct negotiations or other acquisition opportunities. In this regard, our future growth will depend upon a number of factors, such as our ability to identify any such opportunities, structure a competitive proposal and obtain required financing and consummate an offer. Our growth strategy will also depend on factors that may not be within our control, such as the timing of any concession or acquisition opportunity.

We must also strategically identify which airport terminals and concession agreements to target based on numerous factors, such as airline passenger numbers, airport size, the type, location and quality of available concession space, level of anticipated competition within the terminal, potential future growth within the airport and terminal, rental structure, financial return and regulatory requirements. We cannot provide assurance that this strategy will be successful.

In addition, we may encounter difficulties integrating expanded or new concessions or any acquisitions. Such expanded or new concessions or acquisitions may not achieve anticipated turnover and earnings growth or synergies and cost savings. Delays in the commencement of new projects and the refurbishment of concessions can also affect our business. In addition, we will expend resources to remodel our concessions and may not be able to recoup these investments. A failure to grow successfully may materially adversely affect our business, financial condition and results of operations.

In particular, new concessions and acquisitions, and in some cases future expansions and remodeling of existing concessions, could pose numerous risks to our operations, including that we may:

•	have difficulty integrating operations or personnel;

•	incur substantial unanticipated integration costs;

•	experience unexpected construction and development costs and project delays;

•	face difficulties associated with securing required governmental approvals, permits and licenses (including construction permits) in a timely manner and responding effectively to any changes in federal, state or local laws and regulations that adversely affect our costs or ability to open new concessions;

•	have challenges identifying and engaging local business partners to meet ACDBE requirements in concession agreements;

•	not be able to obtain construction materials or labor at acceptable costs;

•	face engineering or environmental problems associated with our new and existing facilities;

•	experience significant diversion of management attention and financial resources from our existing operations in order to integrate expanded, new or acquired businesses, which could disrupt our ongoing business;

•	lose key employees, particularly with respect to acquired or new operations;

•	have difficulty retaining or developing acquired or new business customers;

•	impair our existing business relationships with suppliers or other third parties as a result of acquisitions;

•	fail to realize the potential cost savings or other financial benefits and/or the strategic benefits of acquisitions, new concessions or remodeling; and

•	incur liabilities from the acquired businesses and we may not be successful in seeking indemnification for such liabilities.

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In connection with acquisitions or other similar investments, we could incur debt or amortization expenses related to intangible assets, suffer asset impairments, assume liabilities or issue stock that would dilute the percentage of ownership of our then-current stockholders. We may not be able to complete acquisitions or integrate the operations, products, technologies or personnel gained through any such acquisition, which may have a materially adverse impact on our business, financial condition and results of operations.

If the estimates and assumptions we use to determine the size of our market are inaccurate, our future growth rate may be impacted.

Market opportunity estimates and growth forecasts are subject to uncertainty and are based on assumptions and estimates that may not prove to be accurate. The estimates and forecasts in this annual report relating to the size and expected growth of the travel retail market may prove to be inaccurate. Even if the market in which we compete meets our size estimates and forecasted growth, our business could fail to grow at similar rates, if at all. The principal assumptions relating to our market opportunity include projected growth in the travel retail market and our share of the market. If these assumptions prove inaccurate, our business, financial condition and results of operations could be adversely affected.

Our business requires substantial capital expenditures and we may not have access to the capital required to maintain and grow our operations.

Maintaining and expanding our operations in our existing and new retail locations is capital intensive. Specifically, the construction, redesign and maintenance of our retail space in airport terminals where we operate, technology costs, and compliance with applicable laws and regulations require substantial capital expenditures. We may require additional capital in the future to fund our operations and respond to potential strategic opportunities, such as investments, acquisitions and expansions.

We must continue to invest capital to maintain or to improve the success of our concessions and to meet refurbishment requirements in our concessions. Decisions to expand into new terminals could also affect our capital needs. Our actual capital expenditures in any year will vary depending on, among other things, the extent to which we are successful in renewing existing concessions and winning additional concession agreements.

We cannot provide assurance that we will be able to maintain our operating performance, generate sufficient cash flow, or have access to sufficient financing to continue our operations and development activities at or above our present levels, and we may be required to defer all or a portion of our capital expenditures. Our business, financial condition and results of operations may be materially adversely affected if we cannot make such capital expenditures.

XpresSpa currently relies on a skilled, licensed labor force to provide spa services, and the supply of this labor force is finite. If XpresSpa cannot hire adequate staff for its locations, it will not be able to operate.

As of May 30, 2018, XpresSpa had 638 full-time and 142 part-time employees in its locations. Excluding some dedicated retail staff, the majority of these employees are licensed to perform spa services, and hold such licenses as masseuses, nail technicians, aestheticians, barbers and master barbers. The demand for these licensed technicians has been increasing as more consumers gravitate to health and wellness treatments such as spa services. XpresSpa competes not only with other airport-based spa companies but with spa companies outside of the airport for this skilled labor force. In addition, all staff hired by XpresSpa must pass the background checks and security clearances necessary to work in airport locations. If XpresSpa is unable to attract and retain qualified staff to work in its airport locations, its ability to operate will be impacted negatively.

Our business is subject to various laws and regulations, and changes in such laws and regulations, or failure to comply with existing or future laws and regulations, could adversely affect us.

We are subject to various laws and regulations in the United States, Netherlands and United Arab Emirates that affect the operation of our concessions. The impact of current laws and regulations, the effect of changes in laws or regulations that impose additional requirements and the consequences of litigation relating to current or future laws and regulations, or our inability to respond effectively to significant regulatory or public policy issues, could increase our compliance and other costs of doing business and, therefore, have an adverse impact on our results of operations.

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Failure to comply with the laws and regulatory requirements of governmental authorities could result in, among other things, revocation of required licenses, administrative enforcement actions, fines and civil and criminal liability. In addition, certain laws may require us to expend significant funds to make modifications to our concessions in order to comply with applicable standards. Compliance with such laws and regulations can be costly and can increase our exposure to litigation or governmental investigations or proceedings.

XpresSpa’s labor force could unionize, putting upward pressure on labor costs.

Currently, XpresSpa stores in two airports have a labor force which is unionized. Major players in labor organization, and in particular “Unite Here!” which represents approximately 45,000 employees in the airport concessions and airline catering industries, could target XpresSpa locations for its unionization efforts. In the event of the successful unionization of all of XpresSpa’s labor force, XpresSpa would likely incur additional costs in the form of higher wages, more benefits such as vacation and sick leave, and potentially also higher health care insurance costs.

XpresSpa competes for new locations in airports and may not be able to secure new locations.

XpresSpa participates in the highly competitive and lucrative airport concessions industry, and as a result competes for retail leases with a variety of larger, better capitalized concessions companies as well as smaller, mid-tier and single unit operators. Frequently, an airport includes a spa concept within its retail product set and, in those instances, XpresSpa competes primarily with BeRelax, Terminal Getaway, Massage Bar and 10 Minute Manicure.

We may not be able to predict accurately or fulfill customer preferences or demands.

We derive a significant amount of our revenue from the sale of massage, cosmetic and luxury products which are subject to rapidly changing customer tastes. The availability of new products and changes in customer preferences has made it more difficult to predict sales demand for these types of products accurately. Our success depends in part on our ability to predict and respond to quickly changing consumer demands and preferences, and to translate market trends into appropriate merchandise offerings. Additionally, due to our limited sales space relative to other retailers, the proper selection of salable merchandise is an important factor in revenue generation. We cannot provide assurance that our merchandise selection will correspond to actual sales demand. If we are unable to predict or rapidly respond to sales demand or to changing styles or trends, or if we experience inventory shortfalls on popular merchandise, our revenue may be lower, which could have a materially adverse impact on our business, financial condition and results of operations.

XpresSpa’s leases may be terminated, either for convenience by the landlord or as a result of an XpresSpa default.

XpresSpa has store locations and kiosks in a number of airports in which the landlord, with prior written notice to XpresSpa, can terminate XpresSpa’s lease, including for convenience or as necessary for airport purposes or operations. If a landlord elects to terminate a lease at an airport, XpresSpa may have to shut down one or more store locations at that airport.

Additionally, XpresSpa leases have numerous provisions governing the operation of XpresSpa’s stores. Violation of one or more of these provisions, even unintentionally, may result in the landlord finding that XpresSpa is in default of the lease. Violation of lease provisions may result in fines and, in some cases, termination of a lease.

XpresSpa’s ability to operate depends on the traffic patterns of the terminals in which it operates, and the cessation or disruption of air traveler traffic in these terminals would negatively impact XpresSpa’s addressable market.

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XpresSpa depends on a high volume of air travelers in its terminals. It is possible that a terminal in which XpresSpa operates could become subject to a lower volume of air travelers, which would significantly impact traffic near and around XpresSpa locations and therefore its total addressable market. Lower volume in a terminal could be caused by:

•	terminal construction that results in the temporary or permanent closure of a unit, or adversely impacts the volume or pattern of traffic flows within an airport;

•	an airline utilizing an airport in which XpresSpa operates could abandon that airport or an individual terminal in favor of other airports or terminals, or because it is contracting operations; or

•	adverse weather conditions could cause damage to the terminal or airport in which XpresSpa operates, resulting in the temporary or permanent closure of a unit.

We are dependent on our local partners.

Our local partners, including our Airport Concession Disadvantaged Business Enterprise (“ACDBE”) partners, maintain ownership interests in certain of our locations. Our participation in these operating entities differs from market to market. While the precise terms of each relationship vary, our local partners may have control over certain portions of the operations of these concessions. The stores are operated pursuant to the applicable joint venture agreement governing the relationship between us and our local partner. Generally, these agreements also provide that strategic decisions are to be made by a committee comprised of us and our local partner. These concessions involve risks that are different from the risks involved in operating a concession independently, and include the possibility that our local partners:

•	are in a position to take action contrary to our instructions, our requests, our policies, our objectives or applicable laws;

•	take actions that reduce our return on investment;

•	go bankrupt or are otherwise unable to meet their capital contribution obligations;

•	have economic or business interests or goals that are or become inconsistent with our business interests or goals; or

•	take actions that harm our reputation or restrict our ability to run our business.

Failure to comply with minimum airport concession disadvantaged business enterprise participation goals and requirements could lead to lost business opportunities or the loss of existing business.

Pursuant to ACDBE participation requirements, XpresSpa is often required to meet, or use good faith efforts to meet, certain minimum ACDBE participation requirements when bidding on or submitting proposals for new concession contracts. If XpresSpa is unable to find and/or partner with an appropriate ACDBE, XpresSpa may lose opportunities to open new locations. In addition, a number of XpresSpa’s existing leases contain minimum ACDBE participation requirements which require the ACDBE to own a significant portion of the business being operated under those leases. The level of ACDBE participation requirements may affect XpresSpa’s profitability and/or its ability to meet financial forecasts.

Further, if XpresSpa fails to comply with the minimum ACDBE participation requirements, XpresSpa may be held responsible for a breach of contract, which could result in the termination of a lease and impairment of XpresSpa’s ability to bid on or obtain future concession contracts. To the extent that XpresSpa leases are terminated and XpresSpa is required to shut down one or more store locations, there could be a material adverse impact to its business and results of operations.

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Continued minimum wage increases would negatively impact XpresSpa’s cost of labor.

XpresSpa compensates its licensed technicians via a formula that includes commissions. As a result, an increase in the minimum wage would increase XpresSpa’s cost of labor and have an adverse impact on our business, financial condition and results of operations.

Our business and financial condition could be constrained by XpresSpa’s outstanding debt.

XpresSpa is obligated under a credit agreement and secured promissory note payable to Rockmore Investment Master Fund Ltd. (“Rockmore”), a related party, which has an outstanding balance of approximately $6,500,000, with a maturity date of December 31, 2019 (the “Senior Secured Note”). The Senior Secured Note accrues interest of 11.24% per annum. XpresSpa has granted Rockmore a security interest in all of its tangible and intangible personal property to secure its obligations under the Senior Secured Note. The Senior Secured Note is an outstanding obligation of XpresSpa but is guaranteed by us.

We are obligated under the Secured Convertible Notes, which has an outstanding balance of $4,437,500 with a maturity date of November 17, 2019. The Secured Convertible Notes accrue interest of 5% per annum subject to increase in the event of default to the lesser of 18% per annum or the maximum rate permitted under applicable law. The Secured Convertible Notes, including interest accrued thereon, are convertible at any time until a Secured Convertible Note is no longer outstanding, in whole or in part, at the option of the holders into shares of our common stock at a conversion price of $0.62 per share. We have granted the collateral agent for Secured Convertible Notes a security interest in all of our tangible and intangible personal property to secure our obligations under the Secured Convertible Notes.

Information technology systems failure or disruption, or changes to information technology related to payment systems, could impact our day-to-day operations.

Our information technology systems are used to record and process transactions at our point-of-sale interfaces and to manage our operations. These systems provide information regarding most aspects of our financial and operational performance, statistical data about our customers, our sales transactions and our inventory management. Fire, natural disasters, power-loss, telecommunications failure, break-ins, terrorist attacks (including cyber-attacks), computer viruses, electronic intrusion attempts from both external and internal sources and similar events or disruptions may damage or impact our information technology systems at any time. These events could cause system interruption, delays or loss of critical data and could disrupt our acceptance and fulfillment of customer orders, as well as disrupt our operations and management. For example, although our point-of-sales systems are programmed to operate and process customer orders independently from the availability of our central data systems and even of the network, if a problem were to disable electronic payment systems in our stores, credit card payments would need to be processed manually, which could result in fewer transactions. Significant disruption to systems could have a material adverse impact on our business, financial condition and results of operations.

We also continually enhance or modify the technology used for our operations. We cannot be sure that any enhancements or other modifications we make to our operations will achieve the intended results or otherwise be of value to our customers. Future enhancements and modifications to our technology could consume considerable resources. We may be required to enhance our payment systems with new technology, which could require significant expenditures. If we are unable to maintain and enhance our technology to process transactions, we may experience a materially adverse impact on our business, financial condition and results of operations.

If XpresSpa is unable to protect its customers’ credit card data and other personal information, XpresSpa could be exposed to data loss, litigation and liability, and its reputation could be significantly harmed.

Privacy protection is increasingly demanding, and the use of electronic payment methods and collection of other personal information, including order history, travel history and other preferences, exposes XpresSpa to increased risk of privacy and/or security breaches as well as other risks. The majority of XpresSpa’s sales are by credit or debit cards. Additionally, XpresSpa collects and stores personal information from individuals, including its customers and employees.

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In the future, XpresSpa may experience security breaches in which credit and debit card information or other personal information is stolen. Although XpresSpa uses secure private networks to transmit confidential information, third parties may have the technology or know-how to breach the security of the customer information transmitted in connection with credit and debit card sales, and its security measures and those of technology vendors may not effectively prohibit others from obtaining improper access to this information. The techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and are often difficult to detect for long periods of time, which may cause a breach to go undetected for an extensive period of time. Advances in computer and software capabilities, new tools, and other developments may increase the risk of such a breach. Further, the systems currently used for transmission and approval of electronic payment transactions, and the technology utilized in electronic payments themselves, all of which can put electronic payment at risk, are determined and controlled by the payment card industry, not by XpresSpa. In addition, contractors, or third parties with whom XpresSpa does business or to whom XpresSpa outsources business operations may attempt to circumvent its security measures in order to misappropriate such information and may purposefully or inadvertently cause a breach involving such information. If a person is able to circumvent XpresSpa’s security measures or those of third parties, he or she could destroy or steal valuable information or disrupt XpresSpa’s operations. XpresSpa may become subject to claims for purportedly fraudulent transactions arising out of the actual or alleged theft of credit or debit card information, and XpresSpa may also be subject to lawsuits or other proceedings relating to these types of incidents. Any such claim or proceeding could cause XpresSpa to incur significant unplanned expenses, which could have an adverse effect on its business or results of operations. Further, adverse publicity resulting from these allegations could significantly harm its reputation and may have a material adverse effect on it. Although XpresSpa carries cyber liability insurance to protect against these risks, there can be no assurance that such insurance will provide adequate levels of coverage against all potential claims.

Negative social media regarding XpresSpa could result in decreased revenues and impact XpresSpa’s ability to recruit workers.

XpresSpa’s affinity among consumers is highly dependent on their positive feelings about the brand, its customer service and the range and quality of services and products that it offers. A negative customer experience that is posted to social media outlets and is distributed virally could tarnish XpresSpa’s brand and its customers may opt to no longer engage with the brand.

XpresSpa employs people in multiple different jurisdictions, and the employment laws of those jurisdictions are subject to change. In addition, its services are regulated through government-issued operating licenses. Noncompliance with applicable laws could result in employee lawsuits or legal action taken by government authorities.

XpresSpa must comply with a variety of employment and business practices laws across the United States, Netherlands and United Arab Emirates. XpresSpa monitors the laws governing its activities, but in the event it does not become aware of a new regulation or fails to comply with a regulation, it could be subject to disciplinary action by governing bodies and potentially employee lawsuits.

XpresSpa is not currently cash flow positive and will depend on funding to open new locations. In the event that capital is unavailable, XpresSpa will not be able to open new locations.

Throughout its operating history, XpresSpa has not generated sufficient cash from operations to fund its new store development. As a result, it will be dependent upon additional funding for its new location growth until such time as it can produce enough cash to profitably fund its own location growth.

XpresSpa sources, develops and sells products that may result in product liability defense costs and product liability payments.

The ingredients in XpresSpa’s products contain ingredients that are deemed to be safe by the United States Federal Drug Administration and the Federal Food, Drug and Cosmetics Act. However, there is no guarantee that these ingredients will not cause adverse health effects to some consumers given the wide range of ingredients and allergies amongst the general population. XpresSpa may face substantial product liability exposure for products it sells to the general public or that is uses in its services. Product liability claims, regardless of their merits, could be costly and divert management’s attention, and adversely affect XpresSpa’s reputation and the demand for its products and services. XpresSpa to date has not been named as a defendant in any product liability action.

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We have commenced legal proceedings and/or licensing discussions with security, content distribution and/or telecommunications companies. We expect that licensing discussions may be time consuming and may either, absent any litigation we initiate, fail to lead to a license, or may result in litigations commenced by the potential licensee.

To license or otherwise monetize the patent assets that we own, we have commenced legal proceedings and/or attempted to commence licensing discussions with a number of companies, during the course of which we allege that such companies infringe one or more of our patents. The future viability of our licensing program is highly dependent on the outcome of these discussions, and there is a risk that we may be unable to achieve the results we desire from such negotiations and be forced either to accept minimal royalties or commence litigations against the alleged infringer. In addition, the recipients of our licensing overtures have substantially more resources than we do, which could make our licensing efforts more difficult. Furthermore, due to changes in the approach to patent laws around the world it has become much easier for potential licensees to commence proceedings to revoke or otherwise nullify our patents in lieu of engaging in bona fide licensing discussions. There is a real risk that any potential licensee we approach would rather commence proceedings to revoke our patents than engage in any licensing discussions whatsoever.

We anticipate that any legal proceedings could continue for several years. While we endeavor, where possible, to engage counsel on a full or partial contingency basis, proceedings may commence that fall outside of contingency arrangements with counsel and may require significant expenditures for legal fees and other expenses. Disputes regarding the assertion of patents and other intellectual property rights are highly complex and technical. Once initiated, we may be forced to litigate against other parties in addition to the originally named defendants. Our adversaries may allege defenses and/or file counterclaims for, among other things, revocation of our patents or file collateral litigations in an effort to avoid or limit liability and damages for patent infringement. If such actions by our adversaries are successful, they may preclude our ability to derive licensing revenue from the patents being asserted.

There is a risk that we may be unable to achieve the results we desire from such litigation, which may harm our business. In addition, the defendants in these litigations have substantially more resources than we do, which could make our litigation efforts more difficult.

There is a risk that a court will find our patents invalid, not infringed upon or unenforceable and/or that the USPTO or other relevant patent offices in various countries will either invalidate the patents or materially narrow the scope of their claims during the course of a reexamination, opposition or other such proceeding. In addition, even with a positive trial court verdict, the patents may be invalidated, found not infringed upon or rendered unenforceable on appeal. This risk may occur either presently or from time to time in connection with future litigations we may bring.

Patent litigation is inherently risky and the outcome is uncertain. Some of the parties that we believe infringe on our patents are large and well-financed companies with substantially greater resources than ours. We believe that these parties may devote a substantial amount of resources in an attempt to avoid or limit a finding that they are liable for infringing upon on our patents or, in the event liability is found, to avoid or limit the amount of associated damages. In addition, there is a risk that these parties may file reexaminations or other proceedings with the USPTO or other government agencies in the United States or abroad in an attempt to invalidate, narrow the scope or render unenforceable the patents we own. In addition, as part of our ongoing legal proceedings, the validity and/or enforceability of our patents-in-suit is often challenged in a court or an administrative proceeding.

We may not be able to successfully monetize our patents and, thus, we may fail to realize all of the anticipated benefits of acquisitions from third parties.

There is no assurance that we will be able to successfully monetize the patent portfolios that we acquired from third parties. The patents we acquired could fail to produce anticipated benefits or could have other adverse effects that we currently do not foresee.

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In addition, the acquisition of a patent portfolio is subject to a number of risks, including, but not limited to the following:

•	There is a significant time lag between acquiring a patent portfolio and recognizing revenue from those patent assets, if at all. During that time lag, material costs are likely to be incurred that would have a negative effect on our results of operations, cash flows and financial position.

•	The integration of a patent portfolio is a time consuming and expensive process that may disrupt our operations. If our integration efforts are not successful, our results of operations could be harmed. In addition, we may not achieve anticipated synergies or other benefits from such acquisition.

Therefore, there is no assurance that we will be able to monetize an acquired patent portfolio and recoup our investment.

We and our subsidiaries have been, are, and may become involved in litigation that could divert management’s attention and harm our businesses.

Litigation often is expensive and diverts management’s attention and resources, which could adversely affect our businesses. We may be exposed to claims against us even if no wrongdoing has occurred. Responding to such claims, regardless of their merit, can be time-consuming, costly to defend, disruptive to our management’s attention and to our resources, damaging to our reputation and brand, and may cause us to incur significant expenses. Even if we are indemnified against such costs, the indemnifying party may be unable to uphold its contractual obligations.

New legislation, regulations or court rulings related to enforcing patents could harm our business and operating results.

Intellectual property is the subject of intense scrutiny by the courts, legislatures and executive branches of governments around the world. Various patent offices, governments or intergovernmental bodies may implement new legislation, regulations or rulings that impact the patent enforcement process or the rights of patent holders and such changes could negatively affect licensing efforts and/or litigations. For example, limitations on the ability to bring patent enforcement claims, limitations on potential liability for patent infringement, lower evidentiary standards for invalidating patents, increases in the cost to resolve patent disputes and other similar developments could negatively affect our ability to assert our patent or other intellectual property rights.

It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any of the proposals will become enacted as laws. Compliance with any new or existing laws or regulations could be difficult and expensive, affect the manner in which we conduct our business and negatively impact our business, prospects, financial condition and results of operations.

Our failure or inability to protect the trademarks or other proprietary rights we use, or claims of infringement by us of rights of third parties, could adversely affect our competitive position or the value of our brands.

We believe that our trademarks and other proprietary rights are important to our success and our competitive position. However, any actions that we take to protect the intellectual property we use may not prevent unauthorized use or imitation by others, which could have an adverse impact on our image, brand or competitive position. If we commence litigation to protect our interests or enforce our rights, we could incur significant legal fees. We also cannot provide assurance that third parties will not claim infringement by us of their proprietary rights. Any such claim, whether or not it has merit, could be time consuming and distracting for our management, result in costly litigation, cause changes to existing retail concepts or delays in introducing retail concepts, or require us to enter into royalty or licensing agreements. As a result, any such claim could have a material adverse impact on our business, financial condition and results of operations.

Future acquisitions or business opportunities could involve unknown risks that could harm our business and adversely affect our financial condition and results of operations.

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We have in the past, and may in the future, acquire businesses or make investments, directly or indirectly through our subsidiaries, that involve unknown risks, some of which will be particular to the industry in which the investment or acquisition targets operate, including risks in industries with which we are not familiar or experienced. Although we intend to conduct appropriate business, financial and legal due diligence in connection with the evaluation of future investment or acquisition opportunities, there can be no assurance that our due diligence investigations will identify every matter that could have a material adverse effect on us. We may be unable to adequately address the financial, legal and operational risks raised by such investments or acquisitions, especially if we are unfamiliar with the relevant industry. The realization of any unknown risks could expose us to unanticipated costs and liabilities and prevent or limit us from realizing the projected benefits of the investments or acquisitions, which could adversely affect our financial condition, liquidity, results of operations, and trading price.

Anti-takeover provisions of Delaware law, provisions in our charter and bylaws, and our stockholder rights plan could prevent or frustrate attempts by stockholders to change our Board of Directors or current management and could delay, discourage or make more difficult a third-party acquisition of control of us.

We are a Delaware corporation and, as such, certain provisions of Delaware law could prevent or frustrate attempts by stockholders to change the Board of Directors or current management, or could delay, discourage or make more difficult a third-party acquisition of control of us, even if the change in control would be beneficial to stockholders or the stockholders regard it as such. We are subject to the provisions of Section 203 of the Delaware General Corporation Law (“DGCL”), which prohibits certain “business combination” transactions (as defined in Section 203) with an “interested stockholder” (defined in Section 203 as a 15% or greater stockholder) for a period of three years after a stockholder becomes an “interested stockholder,” unless the attaining of “interested stockholder” status or the transaction is pre-approved by our Board of Directors, the transaction results in the attainment of at least an 85% ownership level by an acquirer or the transaction is later approved by our Board of Directors and by our stockholders by at least a 66 2/3 percent vote of our stockholders other than the “interested stockholder,” each as specifically provided in Section 203.

Our certificate of incorporation and our bylaws, each as currently in effect, also contain certain provisions that may delay, discourage or make more difficult a third-party acquisition of control of us. Such provisions include a provision that any vacancies on our Board of Directors may only be filled by a majority of the directors then serving, although not a quorum, and not by the stockholders and the ability of our Board of Directors to issue preferred stock, without stockholder approval, that could dilute the stock ownership of a potential unsolicited acquirer and hinder an acquisition of control of us that is not approved by our Board of Directors, including through the use of preferred stock in connection with a stockholder rights plan.

We have also adopted a stockholder rights plan in the form of a Section 382 Rights Plan, designed to help protect and preserve our substantial tax attributes primarily associated with our NOLs under Section 382 of the Internal Revenue Code and research tax credits under Sections 382 and 383 of the Internal Revenue Code and related United States Treasury regulations, which was approved by our stockholders in December 2016 and expires in March 2019. Although this is not the purpose of the Section 382 Rights Plan, it could have the effect of making it uneconomical for a third party to acquire us on a hostile basis.

These provisions of the DGCL, our certificate of incorporation and bylaws, and our Section 382 Rights Plan may delay, discourage or make more difficult certain types of transactions in which our stockholders might otherwise receive a premium for their shares over the current market price, and might limit the ability of our stockholders to approve transactions that they think may be in their best interest.

Our confidential information may be disclosed by other parties.

We routinely enter into non-disclosure agreements with other parties, including but not limited to vendors, law firms, parties with whom we are engaged in negotiations, and employees. However, there exists a risk that those other parties will not honor their contractual obligations to not disclose our confidential information. This may include parties who breach such obligations in the context of confidential settlement offers and/or negotiations. In addition, there exists a risk that, upon such breach and subsequent dissemination of our confidential information, third parties and potential licensees may seek to use such confidential information to their advantage and/or to our disadvantage including in legal proceedings in which we are involved. Our ability to act against such third parties may be limited, as we may not be in privity of contract with such third parties.

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Risks Related to our Capital Stock

Stock prices can be volatile, and this volatility may depress the price of our common stock.

The stock market has experienced significant price and volume fluctuations, which have affected the market price of many companies in ways that may have been unrelated to those companies’ operating performance. Furthermore, we believe that our stock price may reflect certain future growth and profitability expectations. If we fail to meet these expectations, then our stock price may significantly decline, which could have an adverse impact on investor confidence. We believe that various factors may cause the market price of our common stock to fluctuate, perhaps substantially, including, among others, the following:

•	additions to or departures of our key personnel;

•	announcements of innovations by us or our competitors;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, capital commitments, or new technologies;

•	new regulatory pronouncements and changes in regulatory guidelines;

•	developments or disputes concerning our patents and efforts in licensing and/or enforcing our patents;

•	lawsuits, claims, and investigations that may be filed against us, and other events that may adversely affect our reputation;

•	changes in financial estimates or recommendations by securities analysts; and

•	general and industry-specific economic conditions.

Future sales of our shares of common stock by our stockholders could cause the market price of our common stock to drop significantly, even if our business is otherwise performing well.

As of May 29, 2018, we have 26,752,399 shares of common stock issued and outstanding, excluding shares of common stock issuable upon exercise of warrants, options or restricted stock units, or preferred stock on an as-converted basis. As shares saleable under Rule 144 are sold or as restrictions on resale lapse, the market price of our common stock could drop significantly if the holders of shares of restricted stock sell them or are perceived by the market as intending to sell them. This decline in our stock price could occur even if our business is otherwise performing well.

Ownership of our common stock may be highly concentrated, and it may prevent our existing stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause our stock price to decline.

Our executive officers and directors beneficially own or control approximately 19% of our common stock on a fully diluted basis. Accordingly, these executive officers and directors, acting individually or as a group, have substantial influence over the outcome of a corporate action requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transaction. These stockholders may also exert influence in delaying or preventing a change in control of us, even if such change in control would benefit our other stockholders. In addition, the significant concentration of stock ownership may adversely affect the market value of our common stock due to investors’ perception that conflicts of interest may exist or arise.

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The exercise of a substantial number of warrants or options or the conversion of a substantial amount of convertible notes by our security holders may have an adverse effect on the market price of our common stock.

Should our warrants outstanding and Secured Convertible Notes outstanding as of June 1, 2018 be exercised or converted, as applicable, there would be an additional 21,230,648 shares of common stock eligible for trading in the public market. Additionally, the incentive equity instruments granted to our management, employees, directors and consultants are subject to acceleration of vesting of 75% and 100% (according to the agreement signed with each grantee) upon a subsequent change of control. Such securities, if exercised or converted, as applicable, will increase the number of issued and outstanding shares of our common stock. Therefore, the sale of the shares of common stock underlying the warrants, options and Secured Convertible Notes could have an adverse effect on the market price for our securities and/or on our ability to obtain future financing.

We have no current plans to pay dividends on our common stock, and our investors may not receive funds without selling their common stock.

We have not declared or paid any cash dividends on our common stock, nor do we expect to pay any cash dividends on our common stock for the foreseeable future. Investors seeking cash dividends should not invest in our common stock for that purpose. We currently intend to retain any additional future earnings to finance our operations and growth and, therefore, we have no plans to pay cash dividends on our common stock at this time. Any future determination to pay cash dividends on our common stock will be at the discretion of our Board of Directors and will be dependent on our earnings, financial condition, operating results, capital requirements, any contractual restrictions, and other factors that our Board of Directors deems relevant.

Accordingly, our investors may have to sell some or all of their common stock in order to generate cash from their investment. You may not receive a gain on your investment when you sell our common stock and may lose the entire amount of your investment.

We may fail to meet publicly announced financial guidance or other expectations about our business, which would cause our stock to decline in value.

From time to time, we provide preliminary financial results or forward looking financial guidance, to our investors. Such statements are based on our current views, expectations and assumptions that may not prove to be accurate and may vary from actual results and involve known and unknown risks and uncertainties that may cause actual results, performance, achievements or share prices to be materially different from any future results, performance, achievements or share prices expressed or implied by such statements. Such risks and uncertainties include the risk factors contained herein. If we fail to meet our projections and/or other financial guidance for any reason, our stock price could decline.

The market price of our common stock historically has been and likely will continue to be highly volatile.

The market price for our shares of common stock historically has been highly volatile, and the market for our shares has from time to time experienced significant price and volume fluctuations, based both on our operating performance and for reasons that appear to us unrelated to our operating performance. The market price of our shares of common stock may fluctuate significantly in response to a number of factors, including:

•	our ability to realize the expected value and benefits of our recent business and asset acquisitions;

•	the level of our financial resources;

•	our ability to develop and introduce new products and/or develop intellectual property;

•	developments concerning our intellectual property rights generally or those of us or our competitors;

•	our ability to raise additional capital to fund our operations and business plan and the effects that such financing may have on the value of the equity instruments held by our stockholders;

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•	our ability to retain key personnel;

•	general economic conditions and level of consumer and corporate spending on technology, consumer electronics, health and wellness, and travel;

•	our ability to hire a skilled labor force and the costs associated;

•	our ability to secure new retail locations, maintain existing ones, and ensure continued customer traffic at those locations;

•	changes in securities analysts’ estimates of our financial performance or deviations in our business and the trading price of our common stock from the estimates of securities analysts;

•	our ability to protect our customers’ financial data and other personal information;

•	the loss of one or more of our significant suppliers or vendors;

•	unexpected trends in the health and wellness and travel industries and potential technology and service obsolescence;

•	market acceptance, quality, pricing, availability and useful life of our products and/or services, as well as the mix of our products and services sold;

•	lawsuits, claims, and investigations that may be filed against us and other events that may adversely affect our reputation; and

•	our ability to license and monetize our patents, including litigation outcomes.

Our common stock could be delisted from Nasdaq, which could affect the market price of our common stock and its liquidity. Our listing on Nasdaq is contingent upon meeting all the continued listing requirements of Nasdaq which include maintaining a minimum bid price of not less than $1.00 per share. Nasdaq Listing Rules provide that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days.

On March 16, 2018, we received written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) that for the preceding 30 consecutive business days (February 1, 2018 through March 15, 2018), our common stock did not maintain a minimum closing bid price of $1.00 per share as required by Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were given an initial compliance period of 180 calendar days, or until September 12, 2018, to regain compliance with Nasdaq Listing Rule 5550(a)(2). In addition, compliance can be achieved automatically and without further action if the closing bid price of our common stock is at or above $1.00 for a minimum of ten consecutive business days at any time during the 180-day compliance period, in which case Nasdaq will notify us of our compliance and the matter will be closed.

If our common stock is delisted from Nasdaq, our ability to raise capital in the future may be limited. Delisting could also result in less liquidity for our stockholders and a lower stock price. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we expect to take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any action taken by us would result in our common stock becoming listed again, or that any such action would stabilize the market price or improve the liquidity of our common stock.

Our common stock has traded in low volumes. We cannot predict whether an active trading market for our common stock will ever develop. Even if an active trading market develops, the market price of our common stock may be significantly volatile.

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Historically, our common stock has experienced a lack of trading liquidity. In the absence of an active trading market you may have difficulty buying and selling our common stock at all or at the price you consider reasonable; and market visibility for shares of our common stock may be limited, which may have a depressive effect on the market price for shares of our common stock and on our ability to raise capital or make acquisitions by issuing our common stock.

If we raise additional capital in the future, stockholders’ ownership in us could be diluted.

Any issuance of equity we may undertake in the future to raise additional capital could cause the price of our shares to decline or require us to issue shares at a price that is lower than that paid by holders of our shares in the past, which would result in previously issued shares being dilutive. If we obtain funds through a credit facility or through the issuance of debt or preferred securities, these securities would likely have rights senior to rights as a common stockholder, which could impair the value of our shares.

If we exercise the option to repay the preferred stock issued in connection with the merger with XpresSpa (the “Merger”) in stock rather than cash, such repayment may result in the issuance of a large number of shares of common stock which may have a negative effect on the trading price of our common stock as well as a dilutive effect.

Pursuant to the terms of the shares of preferred stock issued in connection with the Merger (the “XSPA Preferred Stock”), on the seven-year anniversary of the initial issuance date of the shares of XSPA Preferred Stock, December 23, 2024, we may repay each share of XSPA Preferred Stock, at our option, in cash, by delivery of shares of common stock or through any combination thereof. If we elect to make a payment, or any portion thereof, in shares of common stock, the number of shares deliverable (the “Base Shares”) will be based on the volume weighted average price per share of our common stock for the thirty trading days prior to the date of calculation (the “Base Price”) plus an additional number of shares of common stock (the “Premium Shares”), calculated as follows: (i) if the Base Price is greater than $9.00, no Premium Shares shall be issued, (ii) if the Base Price is greater than $7.00 and equal to or less than $9.00, an additional number of shares equal to 5% of the Base Shares shall be issued, (iii) if the Base Price is greater than $6.00 and equal to or less than $7.00, an additional number of shares equal to 10% of the Base Shares shall be issued, (iv) if the Base Price is greater than $5.00 and equal to or less than $6.00, an additional number of shares equal to 20% of the Base Shares shall be issued and (v) if the Base Price is less than or equal to $5.00, an additional number of shares equal to 25% of the Base Shares shall be issued. Accordingly, if the volume weighted average price per share of our common stock is below $9.00 per share as of the time of repayment and we exercise the option to make such repayment in shares of our common stock, a large number of shares of our common stock may be issued to the holders of the XSPA Preferred Stock upon maturity which may have a negative effect on the trading price of our common stock. At the seven-year maturity date of the XSPA Preferred Stock (which shall be the date that is seven years from the closing date of the Merger), we, at our election, may decide to issue shares of our common stock based on the formula set forth above or to re-pay in cash all or any portion of the XSPA Preferred Stock.

On December 23, 2023, upon the maturity of the XSPA Preferred Stock, when determining whether to repay the XSPA Preferred Stock in cash or shares of common stock, we expect to consider a number of factors, including our cash position, the price of our common stock and our capital structure at such time. Because we do not have to make a determination as to which option to elect until 2023, it is impossible to predict whether it is more or less likely to repay in cash, stock or a portion of each.

Having availed ourselves of scaled disclosure available to smaller reporting companies, we cannot be certain if such reduced disclosure will make our common stock less attractive to investors.

Under Section 12b-2 of the Exchange Act, a "smaller reporting company" is a company that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company, and has a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. Similar to emerging growth companies, smaller reporting companies are permitted to provide simplified executive compensation disclosure in their filings; they are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal controls over financial reporting; and they have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosure in our SEC filings as a result of our having availed ourselves of scaled disclosure may make it harder for investors to analyze our results of operations and financial prospects.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the ‘Exchange Act”), that involve substantial risks and uncertainties. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words, such as “anticipate,” “could,” “continue,” “contemplate,” “estimate,” “expect,” “will,” “may,” “potential,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. These include statements, among others, relating to the sufficiency of our financial resources, our planned future actions, and expected outcomes, our products under development, our intellectual property position, our plans with respect to funding operations, projected expense levels, and the outcome of contingencies.

Any or all of our forward-looking statements in this report may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual results may vary materially from those set forth in forward-looking statements. The uncertainties that may cause differences include, but are not limited to: our need for additional funds to finance our operations; our history of losses; anticipated continuing losses and uncertainty of future financing; market acceptance of our services; the sufficiency of our existing capital resources; competition from other companies; the risk of technological obsolescence; uncertainties related to our ability to obtain intellectual property protection for our technology; and dependence on officers, directors and other individuals.

We will not update forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. You are advised to consult any further disclosures we make in our reports to the SEC, including our reports on Forms 10-K, 10-Q and 8-K. Our filings list various important factors that could cause actual results to differ materially from expected results. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

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USE OF PROCEEDS

We are not selling any securities in this offering and we will not receive any of the proceeds from the sale of shares of our common stock by the selling securityholders. The selling securityholders will receive all of the proceeds from any sales of the shares of our common stock offered hereby. However, we will incur expenses in connection with the registration of the shares of our common stock offered hereby, including legal and accounting fees.

We will receive the exercise price upon any exercise of the Warrants, to the extent exercised on a cash basis. If the Warrants are exercised in full, we would receive gross proceeds of approximately $6.8 million. We currently intend to use such proceeds, if any, for general corporate purposes and working capital. The holder of the Warrant is not obligated to exercise the Warrant, and we cannot predict whether or when, if ever, the holder of the Warrant will choose to exercise the Warrant, in whole or in part.

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SELLING SECURITYHOLDERS

The shares of common stock being offered by the selling securityholders are those issuable to the selling securityholders upon conversion of the Secured Convertible Notes and exercise of the Warrants. We are registering (i) 125% of the 7,157,259 shares (or 8,946,574 shares) of our common stock that are issuable upon the conversion of the Secured Convertible Notes and (ii) 10,985,889 shares of our common stock that are issuable upon exercise of the Warrants. The Securities were issued by the Company to accredited investors pursuant to or in connection with the Purchase Agreement.

The table below lists the selling securityholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by each of the selling securityholders. The second column lists the number of shares of common stock beneficially owned by the selling securityholders, based on their respective ownership of shares of common stock, as of May 29, 2018, assuming conversion of the Secured Convertible Notes and exercise of the Warrants held by each such selling securityholder on that date but taking account of any limitations on exercise set forth therein. The percentage of shares beneficially owned prior to the offering is based on 26,752,399 shares of our common stock outstanding as of May 29, 2018. The number of shares in the column “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus” represents all of the shares that the selling securityholder may offer under this prospectus and does not take into account any limitations on the conversion of Secured Convertible Notes and exercise of Warrants set forth therein.

Under the terms of the Secured Convertible Notes and the Warrants, a selling securityholder may not convert the Secured Convertible Notes or exercise the Warrants to the extent (but only to the extent) such selling securityholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 9.99% of the total number of shares of our common stock then issued or outstanding. The numbers in the fourth column reflects these limitations. The selling securityholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Security Holder	Shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Shares of Common Stock Beneficially Owned After Offering (1)	% of Shares of Common Stock Beneficially Owned After Offering (1)
Alpha Capital Anstalt (2)	2,972,488	9,072,580	0		*
Anson Investments Master Fund LP (3)	2,016,130	2,016,130	0		*
L1 Capital Global Opportunities Master Fund (4)	2,016,130	2,016,130	0		*
Instracoastal Capital, LLC (5)	2,145,130	2,016.130	129,000		*
The Hewlett Fund LP (6)	1,411,290	1,411,290	0		*
Brio Capital Master Fund Ltd. (7)	1,008.065	1,008.065	0		*
Palladium Capital Advisors LLC (8)	352,823	352,823	0		*
B3D, LLC (9)	1,477,474	250,000	1,227,474	4.5%

*	Less than 1%.

(1) Assumes the sale of the maximum number of shares to common stock to be sold pursuant to this prospectus.

(2) Includes (i) $2,250,000 aggregate principal amount of Secured Convertible Notes, convertible into 3,629.032 shares of our common stock, (ii) Class A Warrants to purchase up to 3,629.032 shares of our common stock and (iii) Class B Warrants to purchase up to 1,814,516 shares of our common stock. Konrad Ackerman is the natural person with voting and dispositive power over the shares held by Alpha Capital Anstalt. The selling securityholder’s address is Lettstrasse 32, 9490 Vaduz, Liechtenstein.

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(3) Includes (i) $500,000 aggregate principal amount of Secured Convertible Notes, convertible into 806,452 shares of our common stock, (ii) Class A Warrants to purchase up to 806,452 shares of our common stock and (iii) Class B Warrants to purchase up to 403,226 shares of our common stock. Amin Nathoo is the natural person with voting and dispositive power over the shares held by Anson Investments Master Fund LP. The selling securityholder’s address is c/o Anson Advisors Inc., 155 University Avenue, Suite 2017, Toronto, Ontario, Canada M5H 3B7.

(4) Includes (i) $500,000 aggregate principal amount of Secured Convertible Notes, convertible into 806,452 shares of our common stock, (ii) Class A Warrants to purchase up to 806,452 shares of our common stock and (iii) Class B Warrants to purchase up to 403,226 shares of our common stock. David Feldman is the natural person with voting and dispositive power over the shares held by L1 Capital Global Opportunities Master Fund. The selling securityholder’s address is attention: David Feldman, L1 Capital, Meridian Center, 1688 Meridian Avenue, 6th and 7th Floor, Miami Beach, Florida 33139.

(5) Includes (i) $500,000 aggregate principal amount of Secured Convertible Notes, convertible into 806,452 shares of our common stock, (ii) Class A Warrants to purchase up to 806,452 shares of our common stock, (iii) Class B Warrants to purchase up to 403,226 shares of our common stock and (iv) warrants to purchase 129,000 shares of our common stock. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act)) of the securities reported herein that are held by Intracoastal. The selling securityholder’s address is 245 Palm Trail, Delray Beach, Florida 33483.

(6) Includes (i) $350,000 aggregate principal amount of Secured Convertible Notes, convertible into 564,516 shares of our common stock, (ii) Class A Warrants to purchase up to 564,516 shares of our common stock and (iii) Class B Warrants to purchase up to 282,258 shares of our common stock. Martin Chopp is the natural person with voting and dispositive power over the shares held by The Hewlett Fund LP. The selling securityholder’s address is 100 Merrick Road, Suite 400W, Rockville Centre, New York 11570.

(7) Includes (i) $250,000 aggregate principal amount of Secured Convertible Notes, convertible into 403,226 shares of our common stock, (ii) Class A Warrants to purchase up to 403,226 shares of our common stock and (iii) Class B Warrants to purchase up to 201,613 shares of our common stock. Shaye Hirsch is the natural person with voting and dispositive power over the shares held by Brio Capital Master Fund Ltd. The selling securityholder’s address is 100 Merrick Road, Suite 401W, Rockville Centre, New York 11570.

(8) Includes (i) $87,500 aggregate principal amount of Secured Convertible Notes, convertible into 141,129 shares of our common stock, (ii) Class A Warrants to purchase up to 141,129 shares of our common stock and (iii) Class B Warrants to purchase up to 70,565 shares of our common stock. Joel Padowitz is the natural person with voting and dispositive power over the shares held by Palladium Capital Advisors, LLC. The selling securityholder’s address is 10 Rockefeller Plaza, Suite 909, New York, New York 10020.

(9) Includes (i) Class A Warrants to purchase 250,000 shares of our common stock, (ii) 430,346 shares of our common stock, (iii) warrants to purchase 258,712 shares of our common stock, (iv) options to purchase 145,000 shares of our common stock and (v) 49,177 shares of Series D Preferred Stock, convertible into 393,416 shares of our common stock. B3D, LLC is an investment entity controlled by Bruce T. Bernstein, the Chairman of our Board of Directors. Certain rights under the Senior Secured Note were assigned by Rockmore to B3D, LLC in 2017. We issued B3D, LLC Class A Warrants to purchase 250,000 shares of our common stock in consideration for the agreement to extend the maturity of the Senior Secured Note to December 31, 2019, the waiver of certain rights of Rockmore and B3D, LLC under the Senior Secured Note and the consent to the issuance of the Secured Convertible Notes and Warrants pursuant to the Purchase Agreement. Bruce Berstein is the natural person with voting and dispositive power over the shares held by B3D, LLC. The selling securityholder’s address is 84 White Street, 9C, New York, New York 10013.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock that may be issued upon conversion of the Secured Convertible Notes issued pursuant to the Purchase Agreement and upon exercise of the Warrants issued pursuant to the terms of the Purchase Agreement to permit the resale of these shares of common stock by the holders of such Secured Convertible Notes and Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

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The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock, Secured Convertible Notes or Warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the Registration Rights Agreement, estimated to be $1,230 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the Registration Rights Agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

The validity of the securities we are offering will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

EXPERTS

CohnReznick LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in this Registration Statement. Our financial statements are incorporated by reference in reliance on CohnReznick LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov, and on our web site at http://www.xpresspa.com. The information contained on our web site is not included or incorporated by reference into this prospectus. In addition, our common stock is listed for trading on The Nasdaq Capital Market under the symbol “XSPA.” You can read and copy reports and other information concerning us at the offices of the Financial Industry Reporting Authority located at 1735 K Street, N.W., Washington, D.C. 20006.

This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

•	inspect a copy of the Registration Statement, including the exhibits and schedules, without charge at the Public Reference Room,

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC, or

•	obtain a copy from the SEC’s web site or our web site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of this prospectus and prior to the time that we sell all of the securities offered by this prospectus or the earlier termination of the offering, and (2) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement (except in each case the information contained in such documents to the extent “furnished” and not “filed”). The documents we are incorporating by reference as of their respective dates of filing are:

•	Our Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 29, 2018 (File No. 001-34785);

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•	Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2017, filed on April 30, 2018 (File No. 001-34785);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed on May 15, 2018 (File No. 001-34785);

•	Our Current Reports on Form 8-K filed on January 5, 2018 (except for such information furnished under Item 2.02 and the exhibits furnished thereto), March 8, 2018, March 19, 2018, March 26, 2018 and April 19, 2018 (File Nos. 001-34785); and

•	The description of our securities contained in our Registration Statement on Form 8-A filed on March 21, 2016 (File No. 001-34785) pursuant to Section 12(g) of the Exchange Act, and any amendment or report filed with the SEC for purposes of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting XpresSpa Group, Inc., 780 Third Avenue, 12th Floor, New York, NY 10017 Attention: Investor Relations. The Investor Relations Department can be reached via telephone at (212) 838-3777.

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XpresSpa, Inc.

19,932,463 Shares of Common Stock

PROSPECTUS

                    , 2018

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the Company’s estimates (other than the SEC registration fee) of the expenses in connection with the issuance and distribution of the securities being registered.

Item	Amount
SEC registration fee	$967.82
Legal fees and expenses	$25,000
Accounting fees and expenses	$35,000
Printing fees	$5,000
Miscellaneous fees and expenses	$-
Total	$65,967.82

Item 15.	Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

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Reference is also made to Section 102(b)(7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of a director’s fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation, as amended, provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of his or her duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (under Section 174 of the DGCL or (iv) for any transaction from which the director derives an improper personal benefit. Article V of our amended and restated by-laws provides that we shall indemnify our directors and officers, or former directors and officers, against any and all expenses and liabilities, to the fullest extent permitted by the DGCL.

We have entered into agreements to indemnify our directors and officers. These agreements, among other things, will indemnify and advance expenses to our directors and officers for all expenses, including, but not limited to, attorney’s fees, witness fees, damages, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us arising out of such person’s services as our director or officer, or any other company or enterprise to which the person provides services at our request.

Item 16.	Exhibits

(a) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among FORM Holdings Corp., FHXMS, LLC, XpresSpa Holdings, LLC, the unitholders of XpresSpa who are parties thereto and Mistral XH Representative, LLC, as representative of the unitholders, dated as of August 8, 2016 (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on August 8, 2016)

2.2	Amendment No. 1 to Agreement and Plan of Merger by and among FORM Holdings Corp., FHXMS, LLC, XpresSpa Holdings, LLC and Mistral XH Representative, LLC, as representative of the unitholders, dated September 8, 2016 (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on September 9, 2016)

2.3	Amendment No. 2 to Agreement and Plan of Merger by and among FORM Holdings Corp., FHXMS, LLC, XpresSpa Holdings, LLC and Mistral XH Representative, LLC, as representative of the unitholders, dated October 25, 2016 (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on October 25, 2016)

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4.17	Form of Convertible Note (incorporated by reference from Exhibit 4.1 to our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2018)

4.18	Form of Class A Warrant (incorporated by reference from Exhibit 4.2 to our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2018)

4.19	Form of Class B Warrant (incorporated by reference from Exhibit 4.3 to our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2018)

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding legality of securities being registered

23.1*	Consent of CohnReznick LLP, independent registered public accounting firm

23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)

*	Filed herewith.
†	Management contract or compensatory plan or arrangement.

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Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 (§239.13 of this chapter) or Form F–3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on the 8th day of June, 2018.

XpresSpa Group, Inc.

By:	/s/ Edward Jankowski
Edward Jankowski
Chief Executive Officer (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of XpresSpa Group, Inc. constitutes and appoints Edward Jankowski his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that the said attorney-in-fact and agent, or his substitute or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward Jankowski	Chief Executive Officer and Director	June 8, 2018
Edward Jankowski	(Principal Executive Officer)

/s/ Anastasia Nyrkovskaya	Chief Financial Officer	June 8, 2018
Anastasia Nyrkovskaya	(Principal Financial Officer and Principal Accounting Officer)

/s/ Bruce T. Bernstein	Director, Chairman of the Board of Directors	June 8, 2018
Bruce T. Bernstein

/s/John Engelman	Director	June 8, 2018
John Engelman

/s/ Salvatore Giardina	Director	June 8, 2018
Salvatore Giardina

/s/ Donald E. Stout	Director	June 8, 2018
Donald E. Stout

/s/Andrew R. Heyer	Director	June 8, 2018
Andrew R. Heyer

/s/Richard K. Abbe	Director	June 8, 2018
Richard K. Abbe

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